                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

/X/     Filed by the Registrant
/ /     Filed by a party other than the Registrant

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              SOURCE CAPITAL, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required (no preliminary filing was required)
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                              SOURCE CAPITAL, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MONDAY, MAY 5, 2003

     Notice is hereby given that the annual meeting of shareholders of Source Capital, Inc. ("Company") will be held in the Verandah Room on the Lobby Level, of The Peninsula Beverly Hills, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, on Monday, May 5, 2003, at 10:00 A.M. Pacific Time, to consider and vote on the following matters:

     1. Election of four directors by the holders of Common Stock, $1.00 par value ("Common Stock"), and election of two directors by the holders of $2.40 Cumulative Preferred Stock, $3.00 par value ("Preferred Stock");

     2.   Continuation of the Investment Advisory Agreement; and

     3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     March 7, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock and Preferred Stock of record at the close of business on that date will be entitled to vote.

                                              By Order of the Board of Directors



                                              SHERRY SASAKI
                                              Secretary

March 31, 2003


IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE COMPANY TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE THE ENCLOSED PROXY BY TELEPHONE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              SOURCE CAPITAL, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Company in connection with the annual meeting of shareholders to be held on Monday, May 5, 2003. Any shareholder executing a proxy, or voting by telephone, has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Company. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of First Pacific Advisors, Inc., the Company's investment adviser ("Adviser"), or Mellon Investor Services LLC, the Company's Transfer Agent. No specially engaged employees or paid solicitors will be used for such purpose. The cost of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Company. This Proxy Statement was first mailed to shareholders on or about March 31, 2003. The Company's annual report to shareholders for the year ended December 31, 2002, may be obtained upon written request made to the Secretary of the Company.

     On March 7, 2003 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 8,139,273 shares of Common Stock and 1,969,212 shares of Preferred Stock. Shares of both classes are entitled to one vote per share and vote together as a single class unless otherwise indicated in the description of a proposal. No person is known by management to own beneficially as much as 5% of the outstanding Common Stock or as much as 5% of the outstanding Preferred Stock.

                   SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS


                                         COMMON               PREFERRED
          PROPOSAL                     SHAREHOLDERS          SHAREHOLDERS
 1.  Election of 6 Directors          Elect 4 Directors     Elect 2 Directors

 2.  Investment Advisory              Common and Preferred shareholders vote as
     Agreement                        a single class.

 3.  Other Matters                    Common and Preferred shareholders vote as
                                      a single class.

                      1. ELECTION OF THE BOARD OF DIRECTORS

     At the meeting, six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. The holders of the Preferred Stock, as a separate class, are entitled to elect two directors, and the holders of Common Stock, as a separate class, are entitled to elect the remaining directors. Shares of both classes have cumulative voting rights, which means that, with regard to the election of directors only, each shareholder has the right to cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected by that class of stock, and each shareholder may cast the whole number of votes for one candidate or distribute such votes among candidates as such shareholder chooses. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below, reserving the right, however, to cumulate such votes in each class and distribute them among nominees at the discretion of the proxy holders. The affirmative votes of a majority of the shares of each class present in person or represented by proxy at the meeting are required to elect each director to be elected by that class. The following schedule sets forth certain information regarding each nominee for election as director.



                                       YEAR FIRST
                                       ELECTED AS                                          NUMBER OF FPA        OTHER
                           POSITION     DIRECTOR                                            FUND BOARDS ON   DIRECTORSHIPS
         NAME,               WITH       OF THE             PRINCIPAL OCCUPATION(S)        WHICH DIRECTOR       HELD BY
    ADDRESS* & AGE         COMPANY     COMPANY               DURING PAST 5 YEARS              SERVES           DIRECTOR
    --------------         -------     -------               -------------------              ------           --------
"NON-INTERESTED" DIRECTORS

Willard H. Altman,         Director      1998           Retired. Formerly, until 1995,            6              0
Jr., 67                                                 Partner of Ernst & Young LLP,
  (1,2,3)                                               a public accounting firm.
                                                        Vice President of Evangelical
                                                        Council for Financial
                                                        Accountability, an
                                                        accreditation organization for
                                                        Christian non-profit entities,
                                                        from 1995 to 2002.
                                                        Director/Trustee of FPA
                                                        Capital Fund, Inc., of FPA New
                                                        Income, Inc., of FPA Paramount
                                                        Fund, Inc., of FPA Perennial
                                                        Fund, Inc., and of FPA Funds
                                                        Trust (4).

Wesley E. Bellwood, 79     Director      1980           Retired. Formerly, until 1999,            1              0
  (1,2)                                                 Chairman Emeritus and director
                                                        of Wynn's International, Inc.
                                                        (diversified automotive
                                                        products manufacturer).

David Rees, 79             Director      1968           Private investor.  Director               1              1
  (1,2)                                                 and formerly President and
                                                        Chief Executive Officer of the
                                                        International Institute of Los
                                                        Angeles. Formerly, until 1995,
                                                        the Senior Editor of Los
                                                        Angeles Business Journal for
                                                        more than the preceding five
                                                        years.



                                       YEAR FIRST
                                       ELECTED AS                                          NUMBER OF FPA        OTHER
                           POSITION     DIRECTOR                                            FUND BOARDS ON   DIRECTORSHIPS
         NAME,               WITH       OF THE             PRINCIPAL OCCUPATION(S)        WHICH DIRECTOR       HELD BY
    ADDRESS* & AGE         COMPANY     COMPANY               DURING PAST 5 YEARS              SERVES           DIRECTOR
    --------------         -------     -------               -------------------              ------           --------
 Paul G. Schloemer, 74     Director       1999           Retired President and Chief              1              0
    (1,2,3)                                              Executive Officer (1984-1993)
                                                         of Parker Hannifin
                                                         Corporation (a manufacturer
                                                         of motion control
                                                         products).

  "INTERESTED" DIRECTORS**
   Eric S. Ende, 58        Director,      2000           Senior Vice President of the             3              0
                           President                     Adviser for more than the
                           & Chief                       past five years.  Director,
                           Investment                    President and Portfolio
                            Officer                      Manager of FPA Paramount
                                                         Fund, Inc. and of FPA
                                                         Perennial Fund, Inc., and
                                                         Vice President of FPA Capital
                                                         Fund, Inc., of FPA New
                                                         Income, Inc., and of FPA
                                                         Funds Trust (4).  Chief
                                                         Investment Officer from
                                                         September 1995 to August 1999
                                                         of FPA Perennial Fund, Inc.

Lawrence J. Sheehan, 70    Director       1991           Of counsel to, and partner               5              0
                                                         (1969 to 1994) of, the law
                                                         firm of O'Melveny & Myers
                                                         LLP, legal counsel to the
                                                         Company.  Director/Trustee of
                                                         FPA Capital Fund, Inc., of
                                                         FPA New Income, Inc., of FPA
                                                         Perennial Fund, Inc., and of
                                                         FPA Funds Trust (4).

* The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.
** "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with the Company's Adviser in the case of Mr. Ende and by virtue of an affiliation with legal counsel to the Company in the case of Mr. Sheehan.

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Nominating Committee of the Board of Directors.
(3) Director elected by the holders of the Preferred Stock.
(4) FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust are other investment companies advised by the Adviser ("FPA Funds"). See "Information Concerning the Adviser" herein.

     All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

     The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Audit Committee of the Board. All members of the Committee are "independent," as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). No member is considered an "interested person" of the Company within the meaning of the 1940 Act. The Committee makes recommendations to the Board of Directors concerning the selection of the Company's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Company with the accounting, recording and financial reporting requirements of the 1940 Act. The Audit Committee met five times during the last fiscal year.

                             AUDIT COMMITTEE REPORT

To the Board of Directors
of Source Capital, Inc.:                                        February 3, 2003


     Our Committee has reviewed and discussed with management of the Company and Deloitte & Touche LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2002, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61 regarding communications with audit committees. The audited financial statements of the Company for the year ended December 31, 2001, and the financial highlights for each of the four years in the period then ended were audited by other auditors, Ernst & Young LLP, whose report dated February 1, 2002, expressed an unqualified opinion on those statements.

     The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report to Shareholders for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                  Audit Committee:

                                                  David Rees, Chairman
                                                  Willard H. Altman, Jr.
                                                  Wesley E. Bellwood
                                                  Paul G. Schloemer

     The Board of Directors has designated the four members identified by footnote (2) to the preceding table as the Nominating Committee. No member is considered an "interested person" of the Company within the meaning of the 1940 Act. The Committee recommends to the full Board of Directors nominees for election as directors of the Company to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Nominating Committee met twice during the last fiscal year.

     During 2002, the Board of Directors held five meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

     The Company's directors and officers are required to file reports with the Securities and Exchange Commission and the NYSE concerning their ownership and changes in ownership of the Company's Common and Preferred Stock. Based on its review of such reports, the Company believes that all filing requirements were met by its directors and officers during 2002.

     During 2002, the Company did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Company at the rate of $16,000 per year plus a fee of $1,000 per day for Board of Directors or Committee meetings attended, and a fee of $500 per day for Special Board of Directors or Committee meetings held via telephone conference. The five directors who were not interested persons of the Adviser received total directors' fees of $99,500 for 2002. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Company incurred legal fees of $9,903, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.


                                                                       TOTAL COMPENSATION*
                                    AGGREGATE COMPENSATION*            FROM ALL FPA FUNDS,
     NAME OF DIRECTORS                 FROM THE COMPANY               INCLUDING THE COMPANY
     -----------------              -----------------------           ---------------------
    Willard H. Altman, Jr.          $    20,000                           $   59,500**

    Wesley E. Bellwood                   20,000                               20,000

    Eric S. Ende                            -0-                                  -0-

    David Rees                           20,000                               20,000

    Paul G. Schloemer                    20,000                               20,000

    Lawrence J. Sheehan                  19,500                               49,000***

  * No pension or retirement benefits are provided to Directors by the Company or the FPA Funds.
 ** Includes compensation from the Company and from five open-end investment companies.
*** Includes compensation from the Company and from four open-end investment companies.

COMPANY SHARES OWNED BY DIRECTORS AS OF MARCH 7, 2003*


                                                                             AGGREGATE DOLLAR RANGES OF
                                           DOLLAR RANGE OF COMPANY          SHARES OWNED IN ALL FPA FUNDS
                NAME                             SHARES OWNED                   OVERSEEN BY DIRECTOR
                ----                             ------------                   --------------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman, Jr.                         $50,001-$100,000                     Over $100,000

Wesley E. Bellwood                             $50,001-$100,000                   $50,001-$100,000

David Rees                                      Over $100,000                       Over $100,000

Paul G. Schloemer                              $10,001-$50,000                     $10,001-$50,000

"INTERESTED" DIRECTORS

Eric S. Ende                                   $10,001-$50,000                      Over $100,000

Lawrence J. Sheehan                             Over $100,000                       Over $100,000

* All officers and directors of the Company as a group owned beneficially less than 1% of the Company's Common and Preferred Stock.

     The following information relates to the executive officers of the Company who are not directors of the Company. Each officer also serves as an officer of the Adviser. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.


     NAME & POSITION                          PRINCIPAL OCCUPATION DURING                           OFFICER
      WITH COMPANY                                  PAST FIVE YEARS                         AGE      SINCE
      ------------                               --------------------                       ---      -----
Steven R. Geist                Vice President of the Adviser for more than the past         49       1996
(Senior Vice President         five years.  Mr. Geist also serves as Executive Vice
 & Fixed-Income                President and Portfolio Manager of FPA Paramount Fund,
 Manager)                      Inc. and of FPA Perennial Fund, Inc.  Mr. Geist served
                               as Vice President of the Company from August 1996 to
                               November 1999 and of FPA Perennial Fund, Inc. from
                               August 1996 to August 1999.

J. Richard Atwood              Director, Principal, and Chief Operating Officer of the      42       1997
(Treasurer)                    Adviser since May 2000; and director (since May 2000),
                               President (since May 2000), Chief Executive Officer
                               (since May 2000), Chief Financial Officer and Treasurer
                               for more than the past five years FPA Fund Distributors,
                               Inc. ("Fund Distributors").  Mr. Atwood also serves as
                               Treasurer of FPA Capital Fund, Inc., of FPA New Income,
                               Inc., of FPA Paramount Fund, Inc., of FPA Perennial
                               Fund, Inc., and of FPA Funds Trust.  Mr. Atwood served
                               as Senior Vice President from January 1997 to May 2000
                               of the Adviser and of Fund Distributors.

Sherry Sasaki                  Assistant Vice President and Secretary  of the Adviser       48     1982
(Secretary)                    for more than the past five years; and Secretary of Fund
                               Distributors for more than the past five years.  Ms.
                               Sasaki also serves as Secretary of FPA Capital Fund,
                               Inc., of FPA New Income, Inc., of FPA Paramount Fund,
                               Inc.,  FPA Perennial Fund, Inc., and of FPA Funds Trust.

INFORMATION CONCERNING INDEPENDENT AUDITORS

     On November 11, 2002, the Board of Directors approved discontinuing the engagement of Ernst & Young LLP as the Company's independent auditors and engaging Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ended December 31, 2002. Ernst & Young LLP's reports on the Company's audited financial statements for the year ended December 31, 2001, and the financial highlights for each of the five years in the period then ended, expressed an unqualified opinion on those financial statements, with no issues, disagreements or adjustments.

     The firm of Deloitte & Touche LLP, independent public accountants, has been the auditors for the Company since November 11, 2002. The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003. The employment of such independent auditors is conditioned upon the right of the Company, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

AUDIT FEES

     Aggregate fees paid to Ernst & Young LLP for professional services for the audit of the Company's 2001 annual financial statements during the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company's filings on Form N-SAR for that fiscal year, were $30,900.

ALL OTHER FEES

     Aggregate fees for all other services by Ernst & Young LLP to the Company during the fiscal year were $3,400 in connection with preparation and review of 2001 federal and state tax returns for the Company.

              2. CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT

     First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Company pursuant to an investment advisory agreement, dated October 23, 2000 ("Advisory Agreement"), the continuation of which to April 30, 2003 was approved by shareholders of the Company on May 6, 2002. The Advisory Agreement provides that it may be renewed from year to year by (i) the Board of Directors of the Company or by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Company, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the Act) of the Company or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuance of the Advisory Agreement through April 30, 2004, has been approved by the Board of Directors and by a majority of the directors who are not interested persons of the Company or of the Adviser. The Board of Directors recommends approval by shareholders of such continuance. Such approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of all outstanding voting securities, whichever is less.

     Under the Advisory Agreement, the Company retains the Adviser to manage the investment of the Company's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Company's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Company except directors who are not affiliated with the Adviser.

     For providing these services, the Adviser receives a monthly fee equal to 1/12 of the annualized percentage indicated below of total net assets. The annualized percentage is determined by the total net assets of the Company on the last business day of each month, in accordance with the following table:

           0.725% for the first $100 million of total net assets;
           0.700% for the next $100 million of total net assets; and 0.675% for the total net assets over $200 million.

     This fee is higher than the fee paid by some other investment companies. For 2002, the Adviser received $3,135,862 in advisory fees from the Company. The Company's average net assets during the fiscal year were $453,199,690. The total net assets of the Company were $395,175,835 on December 31, 2002.

     The Adviser provides at its expense personnel to serve as officers of the Company and office space, facilities and equipment for managing the affairs of the Company. All other expenses incurred in the operation of the Company are borne by the Company. Expenses incurred by the Company include brokerage commissions on portfolio transactions, fees and expenses of directors who are not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, and advertising and public relations expenses. No advertising or public relations expenses have been incurred by the Company except in connection with shareholder relations and shareholder communications.

     The Advisory Agreement includes a provision for a reduction in the advisory fees payable to the Adviser in the amount by which certain defined operating expenses of the Company for any fiscal year exceed 1.5% of the first $30 million of average total net assets of the Company, plus 1% of the remaining average total net assets. Operating expenses, as defined in the Advisory Agreement, exclude interest, taxes, any expenditures for supplemental statistical and research information, any uncapitalized legal expenses relating to specific portfolio securities or any proposed acquisition or disposition thereof, and extraordinary expenses such as those of litigation, merger, reorganization or recapitalization. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the advisory fees for a fiscal year.

     The Advisory Agreement provides that the Adviser shall have no liability to the Company or any shareholders of the Company for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Company or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Company upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Company. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

     In determining whether to renew the Advisory Agreement, those Company Directors who are not affiliated with the Adviser met separately to evaluate information provided by the Adviser in accordance with the 1940 Act and to determine their recommendation to the full Board of Directors. The Directors considered a variety of factors, including the quality of advisory, management and accounting services provided to the Company, the fees and expenses borne by the Company, the profitability of the Adviser and the investment performance of the Company as well as the performance of a peer group of investment companies. The Company's advisory fee was also considered in light of the advisory fees of a peer group of investment companies. The Directors also took into consideration the benefits derived by the Adviser from arrangements under which it receives research services from brokers to whom the Company's brokerage transactions are allocated, as described below under "Portfolio Transactions and Brokerage." Based upon its consideration of these and other relevant factors, the Directors concluded that the advisory fees paid the Company are fair and reasonable. Thus, the Directors recommend that shareholders approve the continuance of the Advisory Agreement.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Company, selects broker-dealers, and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices which are favorable to the Company. If these primary considerations are met, agency transactions for the Company are typically placed with brokers which provide brokerage and research services to the Company or the Adviser at commission rates considered to be reasonable, although higher than the lowest brokerage rates available. No formula for such allocation exists. The Company thus bears the cost of such services. While research services may be useful to supplement other available investment information, the receipt thereof does not necessarily reduce the expenses of the Adviser. The Company does not pay any mark-up over the market price of securities acquired in principal transactions with dealers. Any solicitation fees which are received by the Adviser in connection with a tender of portfolio securities of the Company in acceptance of an exchange or tender offer are applied to reduce the advisory fees payable by the Company.

     The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts, and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement, and custody.

     The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Company may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Company's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Company. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Company are not disproportionate to the benefits received by it on a continuing basis. During 2002, brokerage commissions paid by the Company totaled $197,031 of which $189,301 was paid on transactions having a total value of $101,255,504 to broker-dealers selected because of research services provided to the Adviser.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Company and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Company. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

     The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Crescent Fund, open-end investment companies, which had net assets of $615,628,941, $1,087,914,204, $80,055,208, $91,778,629 and $209,071,562,
respectively, on December 31, 2002. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $4.1 billion at December 31, 2002.

     The Adviser is an indirect subsidiary of Old Mutual (US) Holdings Inc. (formerly known as United Asset Management Corporation) ("OMH"). OMH is a holding company principally engaged, through affiliated firms, in providing institutional investment management. In September 2000, OMH was acquired by, and subsequently became a wholly owned subsidiary of Old Mutual plc, a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. The common stock of Old Mutual plc is listed on the London Stock Exchange. No person is known by Old Mutual plc to own or hold with power to vote 25% or more of the outstanding shares of Old Mutual plc common stock.

     The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer of the Adviser. Mr. Rodriguez, 54, serves as director, President and Chief Investment Officer of FPA Capital Fund, Inc. and of FPA New Income, Inc., and as director of Fund Distributors. The principal occupation of Mr. Atwood is described in the preceding table. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

                                3. OTHER MATTERS

     The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Company any such intention. Neither the proxy holders nor the management of the Company are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

VOTING REQUIREMENTS

     For purposes of this Annual Meeting of Shareholders, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Company entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the meeting even if the proxy is accompanied by instructions from a broker or nominee to withhold authority or is marked with an abstention.

     Based on the Company's interpretation of Delaware law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the proposals set forth herein if they have not received instructions from beneficial owners.

SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2004 annual meeting of shareholders should be received by the Secretary of the Company no later than November 28, 2003. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, the Company may solicit proxies in connection with the 2004 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Company does not receive notice by February 13, 2004.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                             By Order of the Board of Directors


                                             SHERRY SASAKI
                                             Secretary

March 31, 2003


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE YOUR PROXY BY TELEPHONE.

Directions:  The Peninsula Beverly Hills
             9882 South Santa Monica Boulevard,
             Beverly Hills, California,
             Telephone (310) 551-2888

FROM ORANGE COUNTY, LOS ANGELES                               FROM THE SAN FERNANDO VALLEY:
INTERNATIONAL AIRPORT OR ANY AREA                             Take the 405 San Diego Freeway South
SOUTH OF LAX:                                                 Exit Santa Monica Blvd. and turn Left
Take the 405 San Diego Freeway North                          Travel about two miles East
Exit Santa Monica Blvd. and turn Right                        Turn Right on Avenue of the Stars
Travel about two miles East                                   Make an immediate Left on (Little)
Turn Right on Avenue of the Stars                             South Santa Monica Blvd.
Make an immediate Left on (Little)                            Go about 1/2 mile, or about 2 blocks,
South Santa Monica Blvd.                                      The Peninsula Beverly Hills will be on the Right.
Go about 1/2 mile, or about 2 blocks,
The Peninsula Beverly Hills will
be on the Right.

FROM DOWNTOWN LOS ANGELES:
Take the 110 Harbor Freeway South
Transfer to the 10 Santa Monica Freeway West
Exit on Robertson and turn Right
Travel about three miles North
Turn Left on Wilshire Blvd.
Turn Left on (Little) South Santa Monica Blvd.
The Peninsula Beverly Hills is one block on the Left.

If no direction is given, this proxy will be voted FOR      Please mark
Proposals 1 and 2.                                          your votes as    |X|
                                                            indicated in
                                                            this example


                                                          FOR      WITHHOLD
                                                                   AUTHORITY
1.    To vote for the election of directors by Common     |_|         |_|
      and/or Preferred Stock:

Common Stock Directors          Preferred Stock Directors

01-Bellwood                     05-Altman
02-Ende                         06-Schloemer
03-Rees
04-Sheehan

To withhold authority to vote for any individual nominee strike a line through the nominee's name listed above.

                                            FOR         AGAINST      ABSTAIN
2.    Continuation of the Investment        |_|           |_|          |_|
      Advisory Agreement

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)___________________________________________ Dated:____________, 2003

NOTE: Please sign as name appears above. When signing as attorney, executor, administrator, trustee for a corporation, please sign full title. For joint accounts, each owner must sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                            Vote by Telephone or Mail
                          24 Hours a Day, 7 Days a Week

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

   -----------------------------                         ---------------------
             Telephone
          1-800-435-6710                                          Mail

   Use any touch-tone telephone
   to vote your proxy. Have your                           Mark, sign and date
   proxy card in hand when you                              your proxy card
   call. You will be prompted to          OR                      and
   enter your control number,                               return it in the
   located in the box below, and                         enclosed postage-paid
   then follow the directions                                  envelope.
   given.

   -----------------------------                         ---------------------

                      If you vote your proxy by telephone,
                 you do NOT need to mail back your proxy card.

                                      PROXY

                              SOURCE CAPITAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock and Preferred Stock of the above Company which the undersigned is entitled to vote at the annual meeting to be held on Monday, May 5, 2003, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 2003.

       (Continued, and to be marked, dated and signed, on the other side.)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

             You can now access your Source Capital account online.

Access your Source Capital shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for Source Capital, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:


   -  View account status                 - View payment history for dividends
   -  View certificate history            - Make address changes
   -  View book-entry information         - Obtain a duplicate 1099 tax form
                                          - Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

- SSN

- PIN
                    -------------
- Then click on the Establish PIN button
                    -------------

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

- SSN

- PIN
                    ------
- Then click on the Submit button
                    ------

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History

- Book-Entry Information

- Issue Certificate

- Payment History

- Address Change

- Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time